Exhibit 4.5

AMENDMENT TO THE SHAREHOLDERS AGREEMENT

THIS AMENDMENT TO THE SHAREHOLDERS AGREEMENT (this “Amendment”), dated September 20, 2019, is made by and among each of the undersigned parties.

Reference is made to that certain Shareholders Agreement, dated as of June 6, 2019, by and among Huize Holding Limited (the “Company”), certain subsidiaries of the Company, certain Shareholders of the Company and other parties thereto (the “Shareholders Agreement”). Capitalized terms used and not defined in this Amendment shall have the meanings given to them in the Shareholders Agreement.

WHEREAS, each of the undersigned, being a party to the Shareholders Agreement, desires to effect certain amendments to the Shareholders Agreement; and

WHEREAS, pursuant to Section 8.12 of the Shareholders Agreement, the Shareholders Agreement may be amended by an instrument in writing signed by the Company and the Shareholders (together, the “Requisite Parties”).

NOW, THEREFORE, each of the undersigned, together constituting the Requisite Parties, agrees to amend the Shareholders Agreement as set forth below.

Section 1. SAIF Director. The following sentence shall be added to Section 1.2(h) of the Shareholders Agreement as the second sentence of Section 1.2(h):

“Notwithstanding the foregoing, SAIF IV Healthcare (BVI) Limited, for so long as it holds ten percent (10%) or more of the Company’s outstanding share capital, shall be entitled to designate, appoint, remove, replace and reappoint one (1) Director, subject to compliance with the Securities Act, the Exchange Act, any other United States federal or state securities law, or any rule or regulation promulgated under the Securities Act and the Exchange Act, the rules promulgated by the securities exchange on which the Company is listed and the applicable Laws of the Cayman Islands.”

Section 2. Effectiveness. This Amendment shall become effective on the date hereof.

Section 3. Effect. Except as expressly amended by this Amendment, the Shareholders Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment. All references in the Shareholders Agreement to “this Agreement” shall be deemed to refer to the Shareholders Agreement as amended by this Amendment.

Section 4. Further Assurance. Each of the undersigned hereby agrees to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary or appropriate to effect this Amendment.

Section 5. Miscellaneous. The provisions of Section 8 (General Provisions) are hereby incorporated into this Amendment, mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment on the date first above written.

Huize Holding Limited

By:	/s/ Cunjun Ma
Name:	Cunjun Ma
Title:	Authorized Signatory

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment on the date first above written.

Huidz Holding Limited

By:	/s/ Cunjun Ma
Name:	Cunjun Ma
Title:	Authorized Signatory

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment on the date first above written.

Bodyguard Holding Limited

By:	/s/ Xuchun Luo
Name:	Xuchun Luo
Title:	Authorized Signatory

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment on the date first above written.

Jumi Holding Limited

By:	/s/ Minghan Xiao
Name:	Minghan Xiao
Title:	Authorized Signatory

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment on the date first above written.

One Mind Holding Limited

By:	/s/ Xuchun Luo
Name:	Xuchun Luo
Title:	Authorized Signatory

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment on the date first above written.

SAIF IV Healthcare (BVI) Limited

By:	/s/ Andrew Y Yan
Name:	Andrew Y Yan
Title:	Authorized Signatory

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment on the date first above written.

Crov Global Holding Limited

By:	/s/ Rubio Yao
Name:	Rubio Yao
Title:	Authorized Signatory

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment on the date and year first above written.

Wande Weirong Limited

By:	/s/ Jun Xiong
Name: Jun Xiong
Title: Authorized Signatory

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment on the date first above written.

CDF Capital Insurtech Limited

By:	/s/ Ke Xiao
Name:	Xiao Ke
Title: Authorized Signatory

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment on the date first above written.

Tian Jin Kun Zhi Enterprise Management Company Limited

By:	/s/ Bing Xiao
Name: Bing Xiao
Title: Authorized Signatory

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment on the date first above written.

Kunlun Technology Limited

By:	Haoran Sun
Name:	Sun Haoran
Title: Authorized Signatory

[Signature Page to Amendment to Shareholders Agreement]